Exhibit 32.1

CERTIFICATIONS OF PERIODIC REPORT

I, John R. Serino, Principal Executive Officer of Encision Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

•      the Annual Report on Form 10-KSB of the Company for the annual period ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    June 28, 2007.

/s/ John R. Serino
John R. Serino
Principal Executive Officer

I, Marcia McHaffie, Controller, Principal Accounting Officer and Principal Financial Officer of Encision Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of my knowledge:

•      the Annual Report on Form 10-KSB of the Company for the annual period ended March 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

•      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:    June 28, 2007.

/s/ Marcia McHaffie

Marcia McHaffie
Controller, Principal Accounting Officer and Principal Financial Officer